UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2014

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)
(913) 367-1480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 12, 2014, MGP Ingredients, Inc. (the “Company”), its subsidiaries MGPI Processing, Inc., MGPI Pipeline, Inc., MGPI of Indiana, LLC, (collectively, “Subsidiaries”) and Wells Fargo Bank, National Association (“Wells Fargo”) entered into Amendment No. 1 (the “Amendment”) to the Company’s 5-year, $55,000,000 Amended and Restated Credit Agreement dated November 2, 2012, (the “Restated Credit Agreement”). Pursuant to the Amendment, the Company, its Subsidiaries and Wells Fargo have amended and restated the definition of “EBITDA” in order to add clause (c)(iv) to such definition. The new clause to the definition of “EBITDA” adds back to consolidated net earnings the governance expenses relating to shareholder litigation incurred in connection with the Company’s disputed 2013 Annual Meeting of Stockholders from certain compliance calculations required under the Restated Credit Agreement.
A copy of the executed Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference into this description of the Amendment. Capitalized terms not otherwise defined herein shall have the meaning provided to such terms in the Amendment.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
*10.1 Amendment No. 1 to Credit Agreement, dated February 12, 2014, by and among MGPI Processing, Inc., MGPI Pipeline, Inc. and MGPI of Indiana, LLC as Borrowers, MGP Ingredients, Inc., and Wells Fargo Bank, National Association.

________________
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: February 18, 2014	By: /s/Don Tracy
Don Tracy, co-Chief Executive Officer